                 SENIOR SUBORDINATED LOAN AND SECURITY AGREEMENT


     THIS SENIOR SUBORDINATED LOAN AND SECURITY AGREEMENT, dated as of April 21, 1995 is entered into by and between:

     (1) KLEER-VU PLASTICS CORPORATION, a Delaware corporation, ("KVP"), PAS INDUSTRY, INC., a California corporation ("PAS"), and PROLINE STORAGE CORPORATION, a Tennessee corporation ("PROLINE") as co-borrowers (collectively, the "CO-BORROWERS"); and

     (2) PACIFIC MEZZANINE FUND, L.P., a California limited partnership ("LENDER").


                                    RECITALS

     WHEREAS, Co-Borrowers have requested that Lender loan Co-Borrowers Five Million Dollars ($5,000,000) of senior subordinated indebtedness (such indebtedness and any other indebtedness of Co-Borrowers to Lender hereunder being hereinafter referred to as the "LOAN") which will be used by Co-Borrowers for general corporate purposes;

     WHEREAS, Co-Borrowers have agreed to provide Lender with Collateral to secure the Loan and Co-Borrowers' other obligations to Lender consisting of a first lien on all of Co-Borrowers' production machinery;

     WHEREAS, KVP, PAS and PRO LINE will be jointly and severally liable for the obligations of Co-Borrowers hereunder and under the Loan Documents;

     WHEREAS, Lender will agree to subordinate certain of its rights to the rights of Senior Lender pursuant to a Subordination Agreement in the form of EXHIBIT A.

     NOW, THEREFORE, in consideration of the matters set forth in the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Co-Borrowers and Lender agree as follows:

1.   DEFINITIONS

     1.1   GENERAL TERMS.

          As used in this Agreement, the following terms shall have the following definitions:

          "ADDITIONAL LOANS" means unsecured additional loans made to KVI within twelve months of the Closing Date in an amount not to exceed $1,500,000 in the aggregate having terms and conditions which are substantially identical to the terms and conditions of this Agreement (other than the identity of the borrower, the absence of collateral, and the amount of the loans); provided that the lender or lenders making such additional loans are reasonably acceptable to Lender and at the time such additional loans are made no Potential Default or Event of Default has occurred and is continuing or would result therefrom; provided further that if the lender or lenders making such additional loans is the same lender or lenders who made the KVI Loans, such lender or lenders will be deemed acceptable to Lender.

          "AFFILIATE" with respect to the Co-Borrowers means any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with any Co-Borrower,
          (b) that directly or beneficially owns or holds ten percent (10%) or more of all classes of the voting stock of any Co-Borrower, (c) ten percent (10%) or more of whose voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest or economic value of which) is owned directly or beneficially or held by the Co-Borrowers (collectively), or (d) ten percent (10%) or more of whose voting stock is owned directly or beneficially or held by a Person referred to in (a), (b) or (c) above.

          "AGREEMENT" means this Senior Subordinated Loan and Security Agreement, all exhibits and schedules hereto, all concurrent and subsequent riders to this Senior Subordinated Loan and Security Agreement and all extensions, supplements, amendments, modifications or restatements to or of this Senior Subordinated Loan and Security Agreement and/or to or of all such riders.

          "BANKRUPTCY CODE" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended from time to time, or any successor statute.

          "BASIC INTEREST" shall have the meaning given to such term in SECTION 2.2(A).

          "BENEFIT PLAN" means an employee pension benefit plan of Co-Borrowers or an ERISA Affiliate which is subject to Title IV of ERISA.

          "BOOKS" with respect to any Person means all of the books and records of such Person including, but not limited to:

          minute books; ledgers; records indicating, summarizing, or evidencing such Person's assets, liabilities; records indicating, summarizing, or evidencing such Person's business operations or financial condition; records indicating, summarizing, or evidencing such Person's compliance with or problems or activities concerning Environmental Laws; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information and all software necessary to operate the same.

          "BUSINESS DAY" means any day other than (i) a Saturday or Sunday, (ii) a day on which banks in Los Angeles, California or San Francisco, California are required to be closed, or (iii) a day on which Lender is closed.

          "CAPITAL EXPENDITURES" means expenditures for fixed or capital assets or any debits, resulting from an expenditure of cash, to the property, plant and equipment accounts in accordance with GAAP.

          "CHANGE IN CONTROL" shall be deemed to have occurred with respect to KVI or any of its Subsidiaries upon the earliest to occur of any of the following:

               (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder), excluding each of H.P. Park, Hardee Capital Partners, L.P., David Hardee, and Signal Resources, a California general partnership, as of the date hereof, acquires, directly or indirectly, fifteen percent (15%) or more of the Full Voting Power of KVI or any of its Subsidiaries. "Full Voting Power" shall mean the right to vote in the election of one or more directors through proxy or by the beneficial ownership of common stock of the company or other securities then entitled to vote in the election of one or more directors. For purposes of calculating the percentage ownership of Full Voting Power of a company, all warrants, options or rights held by all persons with respect to that company shall be deemed to have been exercised and all convertible or exchangeable securities shall be deemed to have been converted or exchanged, as the case may be (disregarding for such purposes any restrictions on conversion, voting (such as proxies), exchange or exercise), in each case for the maximum number of shares of common stock of that company or other securities entitled to then vote in the election of one or more directors;

               (b) KVI ceases to have any securities registered under the Exchange Act; or

               (c) there occurs a "voting shift" as to an aggregate of fifteen percent (15%) or more of the Full Voting Power of KVI resulting from a default under one or more pledge agreements between one or more shareholders of KVI and one or more third parties.

          "CLOSING" has the meaning set forth in SECTION 4.1 hereof.

          "CLOSING DATE" means the date on which the conditions precedent under
          SECTION 4 hereof have been satisfied and the Loan has been made.

          "CO-BORROWERS" shall have the meaning given to such term in the introduction to this Agreement.

          "CODE" means the Uniform Commercial Code as codified in the State of California or the State of Tennessee or as codified in any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the grant or perfection of security interests, as in effect from time to time during the term hereof. All terms used in this Agreement which are not otherwise defined herein but are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

          "COLLATERAL" means all the machinery and equipment of KVP, PAS or ProLine, including without limitation, processing equipment, data processing and computer equipment with software and peripheral equipment, all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, molds, dies, attachments, accessories, automotive equipment, trailers, trucks, motor vehicles, and other equipment of every kind and nature, and fixtures, whether currently in existence or hereafter acquired, and wheresoever situated, including without limitation, the equipment described on EXHIBIT B, together with all additions and accessions thereto, replacements therefor, all parts therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto, and all products and proceeds of the foregoing, and condemnation awards and insurance proceeds with respect thereto.

          "CONSOLIDATED CURRENT ASSETS" means, at any particular time, all items which would, in conformity with GAAP, be classified as current assets on a consolidated balance sheet of KVI and its Subsidiaries, as at such time.

          "CONSOLIDATED CURRENT LIABILITIES" means, at any particular time, all items which would, in conformity with GAAP, be classified as current liabilities (including deferred taxes payable, and other deferred liabilities) on a consolidated balance sheet of KVI and its Subsidiaries, as at such time.

          "DEBT SERVICE COVERAGE RATIO" means, with respect to any period, the ratio of (a) the consolidated net income after taxes for such period of KVI and its Subsidiaries excluding pre-tax extraordinary gains or losses, PLUS depreciation and amortization deducted in determining net income for such period, to (b) the amount of principal with respect to funded Indebtedness which was paid or scheduled to be paid during such period plus principal payments under capitalized leases which were paid or scheduled to be paid during such period.

          "DEFAULT RATE" has the meaning set forth in SECTION 2.2(c) hereof.

          "ENVIRONMENTAL LAWS" means any applicable laws, statutes, rules, regulations, orders, consent decrees, permits or licenses of any Public Authority, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including, without limitation, such applicable laws, statutes, rules, regulations, orders, consent decrees, permits or licenses relating to (a) solid waste and/or Hazardous Materials treatment, storage, disposal, general and transactions, (b) air, water, and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the generation, handling, storage, transportation or Release into the environment of Hazardous Materials, and (e) regulation of underground and above ground storage tanks.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

          "ERISA AFFILIATE" means each trade or business (whether or not incorporated) which, together with Co-Borrowers, would be treated as a single employer under Section 4001 (a) (14) of ERISA or IRC Section 414 (b), (c), (m), (n) or (o), as applicable.

          "EVENT OF DEFAULT" means the occurrence of any one or more of the events set forth in SECTION 11 hereof.

          "EXCESS CASH FLOW" means for any Fiscal Year the consolidated net income after taxes of KVI and its Subsidiaries PLUS depreciation and amortization deducted in determining net income for such Fiscal Year, MINUS the amount of principal with respect to funded Indebtedness which was paid or scheduled to be paid during such Fiscal Year, MINUS principal payments under capitalized leases which were paid or scheduled to be paid during such Fiscal Year, and MINUS Capital Expenditures during such Fiscal Year.

          "EXCESS INTEREST" shall have the meaning given to such term in SECTION 2.2(D)."

          "FEES" shall mean the Processing Fee and Out-of-Pocket Fees and Costs.

          "FINANCIAL PROJECTIONS" shall have the meaning given to such term in
          SECTION 6.10.

          "FISCAL QUARTER" means each three-month period ending on March 31, June 30, September 30, and December 31 of each year.

          "FISCAL YEAR" means with respect to Co-Borrowers, the 365 or 366 day period ending December 31 of each calendar year.

          "GAAP" means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods covered.

          "GUARANTORS" mean each of: (i) KVI; and (ii) Photo Album Specialties De Mexico, S.A. de C.V.

          "GUARANTY" means a Guaranty and Suretyship Agreement in the form of
          EXHIBIT I, to be executed by each of the Guarantors.

          "HAZARDOUS MATERIALS" means any flammable or explosive materials, petroleum (including crude oil and its fractions), radioactive materials, hazardous wastes, toxic substances or related hazardous materials, including, without limitation, polychlorinated biphenyls, friable asbestos, and any substances defined as, or included in the definition of toxic or hazardous substances, wastes, or materials under any federal or applicable state or local laws, ordinances, rules or regulations including Environmental Laws.

          "INDEBTEDNESS" means, with respect to any Person, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise or any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including guarantees in the form of an agreement to repurchase or reimburse, (c) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, and (d) any unfunded obligation of such Person to any Benefit Plan or Multiemployer Plan.

          "INDEMNIFIED PERSONS" shall have the meaning given to such term in
          SECTION 17.

          "INSOLVENCY PROCEEDING" means, with respect to any Person, any proceeding commenced by or against such Person, under any provision of the Bankruptcy Code or under any other bankruptcy, reorganization or insolvency law, or any assignment for the benefit of creditors, formal or informal moratorium, compositions or extensions with some or all creditors of such Person, other than extensions with creditors entered into in the ordinary course of business.

          "INTEREST COVERAGE RATIO" means, with respect to any period being measured, the ratio of (a) the consolidated net income after taxes for such period (excluding pre-tax extraordinary gains or losses) of KVI and its Subsidiaries, PLUS taxes, interest, depreciation and amortization deducted in determining net income for such period, to
          (b) interest expense on Indebtedness deducted in determining net income for such period.

          "IRC" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

          "JUDICIAL OFFICER OR ASSIGNEE" means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other Person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian, or assignee for the benefit of creditors.

          "KVI" shall mean Kleer-Vu Industries, Inc., a Delaware corporation.

          "KVI LOANS" means unsecured loans made by Signal Resources, a California general partnership, to KVI having terms and conditions which are similar to the terms and conditions of this Agreement (other than the identity of the borrower, the absence of collateral, and the amount of the loans).

          "KODAK" shall mean the Eastman Kodak Company.

          "LENDER" shall have the meaning given to such term in the introduction to this Agreement.

          "LICENSES" shall have the meaning given to such term in SECTION 6.14.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, fixed or floating charge, lien, security interest, or encumbrance or security arrangement of any nature whatsoever, whether arising by written or oral agreement or by operation of law, including, without limitation, any conditional sale or title retention arrangement and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

          "LOAN" shall have the meaning given to such terms in the Recitals.

          "LOAN ACCOUNT" means a loan account maintained by Lender on its books in which shall be recorded (i) all loans and advances made by Lender to Co-Borrowers pursuant to this Agreement, (ii) all payments made by Co-Borrowers on all such loans and advances, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all Out-of-Pocket Fees and Costs and interest; all such entries shall be made by Lender in accordance with Lender's customary accounting practices as in effect from time to time.

          "LOAN DOCUMENTS" means all agreements, instruments and documents, including, without limitation, security agreements, loan agreements (including, without limitation, this Agreement), notes, subordination agreements, intercreditor agreements, bailment agreements, guaranties (including the Guaranties), pledges, affidavits, certificates, powers of attorney, consents, assignments, landlord and mortgagee waivers, opinions, collateral assignments, reimbursement agreements, contracts, notices, leases, financing statements, and all amendments, supplements, restatements and renewals thereof, and all other written matter, whether heretofore, now or hereafter executed by or on behalf of Co-Borrowers or Guarantors in connection with the Obligations or the transactions contemplated hereby (including, without limitation, any guarantor of the Obligations), and delivered to Lender, together with all agreements, instruments and documents referred to therein or contemplated thereby whether heretofore, now or hereafter executed by or on behalf of Co-Borrowers or any such other Persons and delivered to Lender, and all amendments, supplements, restatements and renewals thereof, but not including any proposal letter, commitment letter or other comparable documents delivered by Lender prior to the date hereof and not expressly incorporated herein and made a part hereof.

          "LOSSES" shall have the meaning given to such term in SECTION 17 hereof.

          "MATURITY DATE" shall mean the seventh anniversary of the Closing
          Date.

          "MULTIEMPLOYER PLAN" means a plan described in Section 4001(a) (3) of ERISA which covers employees of Co-Borrowers or any ERISA Affiliate.

          "NET WORTH" means, with respect to any date of determination, the consolidated net worth of KVI and its Subsidiaries determined in accordance with GAAP.

          "NOTE" means the promissory note in the form of EXHIBIT C issued by Co-Borrowers to Lender to evidence the Loan.

          "OBLIGATIONS" means all loans, advances, debts, liabilities, obligations, covenants, guarantees and duties owing by Co-Borrowers to Lender of any kind or description (whether advanced pursuant to or evidenced by this Agreement, or any other Loan Document (other than the Warrant Agreement, the Warrants, and the Co-Sale Agreement)), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Co-Borrowers to another Person which Lender may have obtained by assignment (or otherwise as a result of a payment made by Lender on behalf of Co-Borrowers as permitted under this Agreement or any other Loan Document) and further including without limitation all principal, Basic Interest, interest calculated using the Default Rate and Fees which Co-Borrowers are required to pay or reimburse by this Agreement or any other Loan Document, by law or otherwise.

          "OUT-OF-POCKET FEES AND COSTS" has the meaning set forth in SECTION 2.4(B) hereof.

          "PAYMENT DATE" shall mean the first day of each January, April, July and October of each year commencing July 1, 1995, PROVIDED that, if such day is not a Business Day, the Payment Date shall be next Business Day.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

          "PERMITTED LIENS" has the meaning set forth in SECTION 7.2 hereof.

          "PERSON"   means any individual, sole proprietorship, partnership,
          joint venture, trust, unincorporated organization, association, corporation, institution, entity or Public Authority, irrespective of whether it is a legal entity.

          "POTENTIAL DEFAULT" means any event which through the passage of time, service of notice or both would mature into an Event of Default.

          "PROCESSING FEE" shall mean a fee of One Hundred Fifty Thousand Dollars ($150,000) paid to Lender pursuant to SECTION 2.4(A).

          "PROHIBITED TRANSACTION" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Sections 4975(c) (2) or (d) of the IRC, and which could result in any excise tax, fine, penalty or other liability being imposed on Co-Borrowers.

          "PUBLIC AUTHORITY" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency (including without limitation the United States Small Business Administration), public corporation or other instrumentality of any of the foregoing.

          "RELEASE" means any actual or threatened past, present or future releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, seeping, injecting, escaping, leaching, dumping or disposing, whether intentional or not.

          "REPORTABLE EVENT" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, for which the thirty (30) day notice requirement has not been waived.

          "SENIOR LENDER" means LaSalle National Bank or such other lender which refinances the Indebtedness owed by Co-Borrowers to LaSalle National Bank; provided that such other lender is acceptable to Lender (such acceptance not to be unreasonably withheld).

          "SENIOR LOAN" means collectively the loan made pursuant to (i) the Security Agreement dated March 5, 1990 between KVP, as borrower, and Senior Lender, as lender, as amended; (ii) the Loan and Security Agreement dated June 18, 1993 between PAS, as borrower, and Senior Lender, as lender, as amended; and (iii) the Loan and Security Agreement dated February 1, 1995 between ProLine, as borrower, and Senior Lender, as lender (collectively, the "SENIOR LOAN AGREEMENT").

          "SOLVENT" with respect to any of the Co-Borrowers or Guarantors means that the fair market value of such Person's assets exceeds the fair market value of such Person's liabilities and such Person's cash flow is sufficient to pay in full all of such Person's debts as they mature.

          "SUBORDINATION AGREEMENT" shall mean the Subordination and Intercreditor Agreement between Co-Borrowers, Lender and Senior Lender in the form of EXHIBIT A.

          "SUBSIDIARY" means any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by one or more Guarantors or Co-Borrowers, or any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by one or more Guarantors or Co-Borrowers.

          "TANGIBLE NET WORTH" means with respect to any date of determination, the consolidated tangible net worth of KVI and its Subsidiaries, determined in accordance with GAAP.

          "UNCURED DEFAULT" means an Event of Default which shall be continuing.

     1.2  ACCOUNTING TERMS.

          Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

     1.3  CERTAIN MATTERS OF CONSTRUCTION.

          The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of schedules and exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents shall include all modifications or amendments thereto and all extensions or renewals thereof. Section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified.


2.   LOAN; FEES; TERMS OF PAYMENT.

     2.1 EXTENSION OF LOAN. Subject to the terms and provisions of this Agreement, at the time of Closing hereunder, upon fulfillment of all the conditions precedent under SECTION 4 hereof, Lender shall make a term loan in the principal amount of Five Million Dollars (U.S. $5,000,000) to Co-Borrowers.

     2.2   INTEREST.

          (A) COMPONENTS OF INTEREST. In consideration for the Loan, Co-Borrowers shall pay Lender Basic Interest (or under the circumstances described in SECTION 2.2(c) interest at
               the Default Rate).   "BASIC INTEREST" shall mean
               interest at a rate of thirteen percent (13%) per annum, based on a 360-day year with interest charged on an actual days elapsed basis.

          (B) INTEREST PAYMENT DATES. Accrued interest for the previous Fiscal Quarter shall be payable on each Payment Date.

          (C) DEFAULT RATE. Notwithstanding SECTION 2.2(A), from and after written notice by Lender to Co-Borrowers of the occurrence of an Event of Default and for so long as an Event of Default shall be an Uncured Default and without constituting a waiver of any such Event of Default, in lieu of Basic Interest, interest shall be calculated on the balances owing from time to time, at a rate of fifteen percent (15%) per annum, based on a 360-day year with interest charged on an actual days elapsed basis (the "DEFAULT RATE"), payable in arrears on each Payment Date. Any interest, fees or other sums not paid to Lender when due shall constitute Obligations and shall themselves accrue interest at the Default Rate.

          (D) MAXIMUM INTEREST. It is the intention of Lender and Co-Borrowers to comply with the laws of the State of California and the United States Small Business Act, and notwithstanding any provision to the contrary contained herein or in the other Loan Documents, Co-Borrowers shall not be required to pay, and Lender shall not be permitted to collect, any amount in excess of the maximum amount of interest permitted by applicable law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event (i) the provisions of this SECTION 2.2(D) shall govern and control; (ii) Co-Borrowers shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (A) applied as a credit against either the outstanding principal balance of the Loans or accrued and unpaid interest thereon, (B) refunded to the payor thereof, or (C) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum rate allowed under applicable law, and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (v) Co-Borrowers shall not have any cause of action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if any interest payment or other charge or fee payable hereunder or under any of the other Loan Documents exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law, Co-Borrowers shall be obligated to pay the maximum amount then permitted by applicable law and Co-Borrowers shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder or under any of the other Loan Documents (in the absence of such restraint imposed by this SECTION 2.2(D)) have been paid in full.

          (E) CHARGES TO CO-BORROWERS' LOAN ACCOUNT. Lender may, at its option, charge to Co-Borrowers any principal, interest and Fees payable hereunder or under any of the other Loan Documents which have not been paid by Co-Borrowers within thirty (30) days after invoice, and any amounts so charged shall thereupon constitute
               Obligations and shall thereafter accrue interest as provided for in this Agreement. Amounts charged to Co-Borrowers under this SECTION 2.2(E) shall be due and payable on demand by Lender.

2.3  REPAYMENT OF PRINCIPAL OF LOAN.

          (A) Co-Borrowers agree that commencing April 1, 1997 and on each subsequent Payment Date through and including the Maturity Date, in addition to payments of Basic Interest (or Default Interest), Co-Borrowers will make a principal payment in the amount set forth opposite such Payment Date below:

               Payment Date                       Principal Payment
               ------------                       -----------------

               April 1, 1997                           $ 62,500
                 through January 1, 1999

               April 1, 1999                           $187,500
                 through April 1, 2002

               provided that in any event Co-Borrowers shall pay all unpaid principal and interest on the Loan on the Maturity Date.

          (B) MANDATORY PREPAYMENT FROM EXCESS CASH FLOW. In addition to the principal payments referred to in SECTION 2.3A, beginning on April 1, 1998 and on April 1 of each year thereafter, Co-Borrowers shall make additional payments of principal to Lender with respect to the Loan equal to twenty-five percent (25%) of Excess Cash Flow for the immediately preceding fiscal year, based on KVI's audited financial statements for such Fiscal Year. Notwithstanding the above, the maximum mandatory prepayment on account of Excess Cash Flow shall be Two Hundred Eighteen Thousand Seven Hundred and Fifty Dollars ($218,750) on each of April 1, 1998 and April 1, 1999 and Six Hundred Twenty-Five Thousand Dollars ($625,000) on April 1, 2000. There shall be no limit on the amount of the mandatory prepayment pursuant to this SECTION 2.3(B) for Fiscal Years after 2000.

          (C) MANDATORY PREPAYMENT (CHANGE IN CONTROL OR SALE). All outstanding principal and interest on the Loan shall become due and payable three (3) days following: (i) a Change in Control of KVI, KVP, or PAS; or (ii) a sale of all or any substantial part of the assets of KVI, KVP, or PAS outside of the ordinary course of business.

          (D) MANDATORY PREPAYMENT (CASUALTY OCCURRENCE). If any item of Collateral is destroyed, damaged beyond repair, or rendered permanently unfit for use from any cause whatsoever, is lost due to theft or disappearance, or is seized, condemned or requisitioned by any Public Authority (a "Casualty Occurrence"), Co-Borrowers will make a prepayment of principal in the amount of the insurance or other proceeds received in connection with the Casualty Occurrence on the Payment Date next following the receipt of such proceeds, unless (provided no Event of Default has occurred and is continuing) such item is replaced with another item (i) which is owned by a Co-Borrower; (ii) has a fair market value no less than item of Collateral being replaced (immediately prior to the Casualty Occurrence); and (iii) also constitutes "Collateral."

          (E)  OPTIONAL PREPAYMENT.   The principal amount of the Loan may be
               prepaid at any time; provided that, except as set forth in the following sentence: (i) if the Loan is prepaid (in part or whole) prior to the first anniversary of the Loan, Co-Borrowers shall pay a prepayment premium equal to ten percent (10%) of the amount so prepaid; and (ii) if the Loan is prepaid during the period commencing on the first anniversary of the Loan and ending on the second anniversary of the Loan, Co-Borrowers shall pay a prepayment premium equal to five percent (5%) of the amount prepaid.

          (F) APPLICATION OF MANDATORY OR OPTIONAL PREPAYMENTS. Any prepayments of principal under CLAUSES (B), (C), (D), AND (E) of this SECTION
               2.3 shall be applied
               against scheduled payments of principal in inverse order to their scheduled maturities.

     2.4   FEES.

          In consideration of Lender's making the Loan hereunder, Co-Borrowers shall pay to Lender the following fees and charges:

          (A)  PROCESSING FEE. The Processing Fee.

          (B) OUT-OF-POCKET FEES, COSTS AND EXPENSES. All reasonable out-of-pocket fees, costs and expenses ("OUT-OF-POCKET FEES AND COSTS"), incurred by Lender for whatever reason in connection with any matters contemplated by or arising out of this Agreement or any other Loan Document, all of which shall be part of the Obligations, payable on demand, including, without limitation, the following: (i) photocopying and other mechanical or electronic reproduction expenses in connection with Lender's rights of inspection under this Agreement or any other Loan Document or in connection with any service utilized by Lender to perform such functions; (ii) costs or expenses incurred by Lender concerning any property of Co-Borrowers relating to Environmental Laws, including, without limitation, for consultants or engineers; (iii) expenses in connection with the documentation, negotiation, closing and ongoing administration of the Loan and any commitment related thereto (including all amendments or waivers with respect hereto), including, without limitation, search fees, publication fees, insurance premiums, filing and recording fees, closing and all taxes (other than income taxes of Lender) payable in connection with this Agreement or any other Loan Document, whether such expenses and fees are incurred prior to, on or after the date hereof; (iv) costs and expenses in connection with any Event of Default or to enforce any provision hereof, or in gaining possession of, assembling, maintaining, handling, evaluating, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral or any other property of Co-Borrowers in which Lender has a Lien whether or not a sale is consummated; (v) the reasonable fees, costs and expenses of Lender for attorneys and paralegals in connection with: (A) the negotiation and documentation of the Loan (including all amendments or waivers with respect thereto at or after the Closing), and enforcement of Lender's rights hereunder and under the other Loan Documents; (B) the protection, perfection or preservation of the Collateral or the Liens of Lender therein in accordance with this Agreement or any of the other Loan Documents, (C) any suit by or involving Lender in enforcing or defending this Agreement or any portion hereof or any of the other Loan Documents, including, without limitation, attorneys' and paralegals' fees and costs incurred in connection with appellate proceedings in any appeals court, and (D) obtaining advice and legal services with respect to structuring, drafting, negotiating, reviewing, amending, restating, restructuring, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any of the other Loan Documents, whether or not suit is brought; and (vi) travel expenses relating to any of the foregoing, including travel expense incurred in attending meetings of any of the Guarantors or the Co-Borrowers' shareholders and Board of Directors. The Fifteen Thousand Dollar (U.S. $15,000) good faith deposit previously delivered by Co-Borrowers to Lender's counsel and any subsequent additions to such deposit (collectively, the "PRIOR FEES") shall be applied by said counsel, whether or not the Closing occurs, to its fees and expenses payable hereunder and incurred prior to or as of Closing or thereafter. If any portion of the Prior Fees is not applied to the Out-of-Pocket Fees and Costs, the unapplied portion shall be returned to Co-Borrowers.

     2.5   APPLICATION OF PAYMENTS.

          All payments received by Lender with respect to the Loan shall be applied in the following order of priority:

               FIRST, to unpaid Fees;

               SECOND, to unpaid Basic Interest and interest at the Default Rate; and

               THIRD, to payment of the principal amount of the Loan then due and payable.

          Provided that no Event of Default or Potential Default has occurred and is continuing, all monies remaining after application pursuant to this SECTION 2.5 shall be paid to Co-Borrowers. If an Event of Default or Potential Default has occurred and until such time as such Event of Default or Potential Default is no longer continuing, any monies which would otherwise be distrib-uted to Co-Borrowers hereunder shall be held by Lender as cash collateral.

     2.6  LENDER QUARTERLY STATEMENTS.

          Lender may render quarterly statements of the Obligations, including statements of all principal, interest, and Out-of-Pocket Fees and Costs owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Co-Borrowers and Lender unless, within ninety (90) days after receipt thereof by Co-Borrowers, Co-Borrowers shall deliver to Lender, by registered or certified mail in accordance with SECTION 15 hereof, written objection thereto specifying the error or errors, if any, contained in any such statement.

3.   CREATION OF LIEN AND COLLATERAL

     3.1  SECURITY INTEREST.

          Each of Co-Borrowers hereby grants to Lender a continuing Lien in all presently existing and hereafter arising Collateral which such Co-Borrower now or hereafter owns or has an interest in, wherever located, to secure prompt repayment of all Obligations and to secure prompt performance by Co-Borrowers of each and all of their covenants and obligations under this Agreement and the other Loan Documents. Lender's Lien in the Collateral shall attach to all Collateral without further act on the part of Lender or Co-Borrowers.

     3.2  PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS.

          Each of Co-Borrowers shall execute and deliver to Lender, concurrent with Co-Borrowers' execution of this Agreement, and at any time or times hereafter immediately at the request of Lender, all financing statements, amendments or continuations of financing statements, fixture filings, security agreements, mortgages, chattel mortgages, assignments, notations on certificates of title, and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's Liens in the Collateral and to fully consummate all of the transactions contemplated under this Agreement. Each of Co-Borrowers hereby irrevocably makes, constitutes and appoints Lender (and each of Lender's officers, employees or agents designated by Lender), with full power of substitution by Lender, as such Co-Borrowers' true and lawful attorney with power to sign the name of such Co-Borrower on any of the above-described documents or on any other similar documents which need to be executed, recorded and/or filed to perfect or continue perfected Lender's Lien in the Collateral. For purposes hereof, photocopies of this Agreement or any other loan agreement constituting a security agreement may be filed by Lender as a financing statement.

     3.3  INSPECTION; ATTENDANCE RIGHTS; APPOINTMENT AS ATTORNEY-IN-FACT.

          (A) Lender (through any of its officers, employees or agents) shall have the right, at any time or times hereafter, during Guarantors and Co-Borrowers' usual business hours, or during the usual business hours of any Person having control over the records of Guarantors or Co-Borrowers and upon reasonable notice, to inspect and verify Guarantors and Co-Borrowers' Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Guarantors and Co-Borrowers' financial condition, the Obligations and the results of Guarantors and Co-Borrowers' operations. In connection therewith, Co-Borrowers shall permit Lender or any of its officers, employees or agents to copy and make extracts from the records of Guarantors and Co-Borrowers.

          (B)  Lender (through any of its officers, employees or agents) shall:
               (i) be entitled to attend all meetings of any of the Guarantors and the Co-Borrowers' shareholders and board of directors (including meetings of any committees thereof); and (ii) be given notice of all such meetings and of all resolutions which are proposed to be adopted by written consent at the time such notice is given to the Guarantors or the Co-Borrowers' shareholders and directors (as the case may be).

          (C) In addition, Co-Borrowers hereby appoint Lender (and each of Lender's officers, employees or agents designated by Lender), with full power of substitution by Lender, as Co-Borrowers' attorney, with power to (i) to the extent necessary to perfect Lender's lien, endorse Co-Borrowers' name on Uniform Commercial Code Financing Statements and such other documents as Lender believes to be necessary or desirable to perfect Lender's security interest in the Collateral; and (ii) when an Event of Default has occurred and is continuing, do all things necessary to carry out this Agreement. Co-Borrowers ratify and approve all acts of the attorney and neither Lender nor any other Person acting as any Co-Borrowers' attorney hereunder will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made in good faith except as a result of gross negligence or willful
               misconduct.   The appointment of Lender as Co-Borrowers'
               attorney, and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable until all of the Obligations have been fully repaid and this Agreement has expired or been terminated.


4.   CONDITIONS PRECEDENT

     4.1  CLOSING; CONDITIONS TO LOAN.

          The Loan hereunder shall be made on the Closing Date at the offices of Lender's counsel ("CLOSING"). Prior to or contemporaneously with the making of the Loan hereunder at Closing, Lender shall be satisfied that all of the following conditions precedent shall have been satisfied in a manner satisfactory to Lender (in Lender's complete discretion):

          (A)  SATISFACTORY DUE DILIGENCE.

               Lender shall have completed and shall be satisfied with the results of (i) due diligence by Lender and its counsel; (ii) Lender's updated examination of the Co-Borrowers and the Guarantors; and (iii) any governmental approvals, waivers or consents.

          (B)  NO ADVERSE CHANGE.

               There shall have been, as determined by Lender in its discretion no material adverse change since December 31, 1994, in the operations (financial or otherwise) of KVI and its Subsidiaries taken as a whole.

          (C)  REQUIRED DOCUMENTS.

               Lender shall have received all of the following documents, each in form and substance satisfactory to Lender and its counsel, duly executed and dated the Closing Date (or such other date prior thereto as shall be satisfactory to Lender):

               (i) AGREEMENT. Multiple copies of this Agreement as requested by Lender.

              (ii) SUBORDINATION AGREEMENT. The Subordination Agreement in
                   substantially the form of EXHIBIT A hereto;

             (iii) NOTE.  The Note in substantially the form of EXHIBIT C hereto.

              (iv) WARRANT PURCHASE AGREEMENT. The Warrant Purchase Agreement in
                   the form of EXHIBIT E (the "WARRANT PURCHASE AGREEMENT") and the Warrants issued pursuant to the Warrant Purchase Agreement (the "WARRANTS").

               (v) CO-SALE AGREEMENT. The Co-Sale Agreement in the form of
                   EXHIBIT G.

              (vi) UCC SEARCHES. Searches of UCC filings in the states of
                   California, Tennessee and any other state in which Collateral is located: (v) naming KVP as "debtor"; (w) naming KVI as "debtor"; (x) naming PAS as "debtor"; (y) naming ProLine as "debtor"; and (z) naming any predecessor in interest of any Co-Borrower or any Guarantor or other name under which any Co-Borrower or any Guarantor has done business as "debtor."

             (vii) UCC RELEASE. Senior Lender shall have executed a letter to Lender covenanting that immediately after Closing it will file UCC-2 releases pursuant to which Senior Lender will release its lien on the Collateral.

            (viii) FINANCING STATEMENTS. UCC Financing Statements in proper form to perfect the Lender's lien in all Collateral with respect to which liens may be perfected pursuant to the Uniform Commercial Code shall have been filed in the appropriate offices in the States of California, Tennessee and any other state in which any Co-Borrower does business, and Lender shall have received satisfactory evidence that all UCC filing fees have been paid to perfect such lien in the State of Tennessee.


             (ix) FIXTURE FILINGS. UCC Fixture Filings in proper form to perfect Lender's liens in Collateral which may be "fixtures" under applicable law shall be filed in the appropriate state and local offices for each location where Collateral is located, and Lender shall have received satisfactory evidence that all

                    UCC filing fees have been paid to perfect such lien in the State of Tennessee.

               (x) LANDLORD CONSENTS. A landlord consent in the form of EXHIBIT H from the landlord of the property in the State of California at which Collateral is located.

              (xi)  GUARANTY. A Guaranty and Suretyship Agreement in the form of
                    EXHIBIT I from each of the Guarantors.

             (xii) CERTIFICATE FOR CERTIFIED RESOLUTIONS AND OF INCUMBENCY. Certificates of:

                    (a) The secretary of each of Co-Borrowers with respect to resolutions of directors authorizing this Agreement and the Loan Documents and all related transactions, and incumbency of such Co-Borrowers' officers; and

                    (b) the secretary of each of the Guarantors with respect to resolutions of directors authorizing the Guaranties and all other Loan Documents to which each Guarantor is a party and incumbency of such Guarantor's officers.

            (xiii) DISBURSEMENT INSTRUCTIONS. Letter of authorization to pay the Loan proceeds addressed to Lender.

             (xiv)  LEGAL OPINIONS.

                    (a) A legal opinion of Messrs. Certilman, Balin, Adler, & Hyman, LLP, counsel for the Co-Borrowers and KVI as to
                         (w) the matters described in SECTION 5.2(B) (with respect to the Uniform Commercial Code Financing Statements and Uniform Commercial Code fixture filings being in proper form to perfect Lender's security interest in Collateral), SECTION 6.2 (as to KVI and KVP only), SECTION 6.3 (as to KVI and KVP only), SECTION 6.4, SECTION 6.5 (for purposes of the opinion, "agreement" shall be limited to any agreement for the borrowing of money or the lease of property), SECTION
                         6.8 (to the best of counsel's knowledge), and SECTION
                         6.13 (to the best of counsel's
                         knowledge), (x) matters with respect to KVI which correspond to the opinions described in CLAUSE (w), (y) as to the additional matters (relating to the Warrants) described in EXHIBIT F, and (z) as to such other matters as Lender may reasonably request;

                    (b) A legal opinion of Burch Porter & Johnson, counsel for the Co-Borrowers and KVI as to the matters described in
                         SECTION 5.2(B) (with respect to the perfection of Lender's security interest under the laws of the State of Tennessee) , SECTION 6.2 (as to ProLine only), and
                         SECTION 6.3 (as to ProLine only); and

                    (C) A legal opinion of Burris Drulias & Gartenberg, counsel for the Co-Borrowers and KVI as to the matters described in SECTION 5.2(B) (with respect to the perfection of Lender's security interest under the laws of the State of California), SECTION 6.2
                         (as to PAS only), and SECTION 6.3 (as to PAS only).

              (xv)  CHARTER DOCUMENTS.

                         (a) A copy of the Certificate or Articles of Incorporation of each of the Co-Borrowers, as amended to and including the Closing Date, certified by the Delaware Secretary of State (in the case of KVP), the California Secretary of State (in the case of PAS), and the Tennessee Secretary of State (in the case of ProLine); and

                         (b) A copy of the Certificate or Articles of Incorporation of KVI certified by the Delaware Secretary of State and a copy of the Articles of Incorporation of Photo Album Specialties De Mexico, S.A. de C.V., certified as true and correct by the corporate secretary.

                         (c) A copy of the By-laws of each of the Co-Borrowers and Guarantors, as amended to and including the Closing Date, certified by the Secretary of each such Co-Borrower and Guarantor.

             (xvi) INSURANCE. A certified list, with copies, of insurance policies of Co-Borrowers; certificates of liability and other third party insurance of Co-Borrowers, each showing Lender as certificate holder and additional insured. The insurance shall be in compliance with SECTION 8.2.

            (xvii)  GOOD STANDING CERTIFICATES.

                    Good standing certificates for each of the Co-Borrowers in the States of Delaware, California and Tennessee and in each other state or country in which Co-Borrowers has employees, keeps Collateral, or otherwise where the failure of Co-Borrowers to be qualified to transact business as a foreign corporation would have a material adverse impact on Co-Borrowers.

           (xviii) OFFICER'S CERTIFICATE. Certificate, executed by the President of each of the Co-Borrowers and the Guarantors, stating that to the best knowledge of such officer after diligent inquiry and investigation (a) no Event of Default or Potential Default has occurred and is continuing, (b) no material adverse change in the condition or operations, financial or otherwise, or in the business prospects of KVI and its Subsidiaries taken as a whole has occurred since December 31, 1994, (c) no litigation, investigation or proceeding, or injunction, writ or restraining order of the type described in SECTION 6.9 or SECTION 8.3 hereof is pending or threatened, and (d) each of the conditions precedent to the consummation of the Loan contemplated hereby has been met or satisfied.

             (xix) SBIC FORMS. Small Business Administration Forms 480, 652, and 1031.

              (xx) SENIOR LOAN AGREEMENT. Copies of the Senior Loan Agreement (and all exhibits and schedules thereto), certified as true and correct by the Chief Financial Officer of KVI, together with evidence that the Senior Loan Agreement has been amended to provide that after giving effect to such amendment, no "event of default" or event which with notice, lapse of time, or both could mature into an "event of default" has occurred and is continuing thereunder.

          (xxi) KVI LOANS. Evidence that KVI Loans aggregating no less than One Million Five Hundred Dollars ($1,500,000) (in the form of a roll-over of existing Indebtedness) will be loaned to KVI immediately prior to the Loan. Following the roll-over of such existing Indebtedness and except for the KVI Loans, KVI and Co-Borrowers (on a consolidated basis) shall owe no more than Fifty-Five Thousand Dollars to H.P. Park, David W. Hardee and their affiliates.

          (xxii) AMERICAN STOCK EXCHANGE. The consent of the American Stock Exchange to the issuance of the Warrants.

          (xxiii) LITIGATION. A Hold Harmless and Indemnification Agreement satisfactory to Lender, issued by H.P. Park, David W. Hardee, and KVI in favor of Lender, with respect to a certain dispute between Westminster Capital, Inc. and KVP and its Affiliates.

          (D)  WARRANTIES AND REPRESENTATIONS.

               All of the warranties and representations contained in this Agreement and each other Loan Document shall be true and correct in all material respects on and as of the date of the Loan.

          (E)  NO DEFAULT.

               As determined by Lender, no Potential Default shall have occurred or will result from the Loan and no Event of Default shall have occurred which shall be an Uncured Default or will result from such Loan.

          (F)  NO LITIGATION.

               (i) Except as set forth in SCHEDULE 6.8, no litigation, investigation or proceeding before any court or other governmental authority shall be pending or threatened against Co-Borrowers, or any officer, director, or employee of Co-Borrowers which, in the opinion of Lender, is likely to have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Co-Borrowers; and
               (ii) no injunction, writ, restraining order, judgment, decree, or other order of any nature which could have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Co-Borrowers shall have been issued or threatened by any court or other governmental authority.

          (G) PROCESSING FEE; OUT-OF-POCKET FEES AND COSTS. Lender shall have received its Processing Fee and shall have been reimbursed for its estimated Out-of-Pocket Fees and Costs with respect to the transactions contemplated by this Agreement.

          (H)  PARTICIPATION.

               Lender shall have made arrangements to participate-out One Million Dollars ($1,000,000) of the Loan as provided in SECTION 18.

          (I)  SEC FILINGS.

               Lender shall have received copies of KVI's Form 10-K as filed with the Securities and Exchange Commission for the Fiscal Years ending 1993 and 1994 and copies of KVI's Form 10-Q as filed with the Securities and Exchange Commission for the Fiscal Quarters ending March 31, June 30, and September 30, 1994, and the content of such filings shall be in form and substance acceptable to Lender.

          (J)  OTHER DOCUMENTS.

               Lender shall have received such other certificates, consents, opinions, agreements and other documents as Lender may at any time reasonably request.


5.   WARRANTIES, REPRESENTATIONS, AND COVENANTS - COLLATERAL.

     Co-Borrowers warrant, represent, covenant and agree that:

     5.1   COLLATERAL WARRANTIES GENERALLY.

          (A) Co-Borrowers have and will continue to have good and marketable title to the Collateral and the Collateral is and will be free and clear of all Liens, except (i) for the lien of Senior Lender, which lien will released at Closing; (ii) as may be consented to in writing by Lender, (iii) as held by Lender, and (iv) for other Permitted Liens.

          (B) The Collateral constitutes all machinery and equipment used by Co-Borrowers in the manufacturing of their products. None of such machinery and equipment is leased to any of the Co-Borrowers or owned by any party other than the Co-Borrowers.

          (C) The Collateral is all located in either the State of California or the State of Tennessee.

          (D) The Guarantors own no machinery or equipment which would constitute "Collateral" if it were owned by any Co-Borrower.

     5.2   WARRANTIES, REPRESENTATIONS AND COVENANTS.

          (A) At all times while the Loan is outstanding Lender will have a first priority security interest in the Collateral except as to motor vehicles included in the Collateral. At Closing such security interest will have been duly perfected pursuant to applicable state law.

          (B)  Without limiting Co-Borrowers' representations under SECTION
               5.2A:

               (i) at Closing, Uniform Commercial Code Financing Statements in proper form to perfect Lender's security interest in the Collateral, with respect to which security interests may be perfected under the Uniform Commercial Code, shall have been duly filed in the proper offices in all states in which the Collateral may be located (the "RELEVANT STATES"). The "Relevant States" are currently California and Tennessee.

               (ii) at Closing, Uniform Commercial Code fixture filings in proper form to perfect Lender's security interest in all Collateral which may be "fixtures" under applicable state law shall have been duly filed in the proper state and local offices in the Relevant States.

             (iii) Except for the Lien of the Senior Lender (which will be released pursuant to SECTION 4.1(C) (vii)), there are no liens of record relating to the Collateral.

          (C) The Collateral is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Lender's prior written consent, and, in such event, Co-Borrowers shall upon Lender's request, concurrent therewith, cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in a form acceptable to Lender, warehouse receipts in Lender's name evidencing the storage of the inventory.

          (D) Co-Borrowers shall keep correct and accurate records itemizing and describing the Collateral, any sales thereof, and its costs therefor, all of which records shall be available upon demand to any of Lender's officers, agents, and employees for inspection and copying.

          (E) Lender shall have the right, during Co-Borrowers' usual business hours, to inspect and examine the Collateral.

     5.3  LANDLORD CONSENTS; POST CLOSING CONSENT.

          (A) For each lease of real property (other than in the State of Tennessee) which is in existence on the date of this Agreement and on which Collateral may be located, Co-Borrowers shall obtain and maintain at all times a landlord's consent in the form of EXHIBIT H permitting Lender to remove the Collateral following an Event of Default.

          (B) With respect to leases of real property in the State of Tennessee, Co-Borrowers shall provide Lender with a landlord's consent in the form of EXHIBIT H for all leased property in such state on which Collateral may be located on or prior to December 31, 1995 and for all periods thereafter.


6.   GENERAL CONTINUING WARRANTIES, REPRESENTATIONS AND COVENANTS

     Co-Borrowers warrant, represent, covenant and agree that:

     6.1 OFFICE. The chief executive office or principal place of business of KVP and PAS is in Compton, California, the chief executive office of ProLine is in Brownsville, Tennessee and Co-Borrowers covenant and agree that they will not, during the term of this Agreement, without at least thirty (30) days' prior written notification to Lender and the delivery to Lender, if requested, of executed financing statements in form acceptable to Lender, relocate any such chief executive office or principal place of business.

     6.2 EXISTENCE. KVP is and shall at all times hereafter be a corporation duly organized and existing under the laws of the State of Delaware. PAS is and shall at all times hereafter be a corporation duly organized and existing under the laws of the State of California. ProLine is a corporation duly organized and existing under the laws of the State of Tennessee. Each Co-Borrower is and at all times hereinafter shall be qualified and licensed to do business, and in good standing, in any state in which the failure to qualify could have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of such Co-Borrowers.

     6.3 AUTHORITY. Each Co-Borrower has the corporate power and is duly authorized to enter into this Agreement and the other Loan Documents to which it is a party.

     6.4 VALIDITY. This Agreement and all of the other Loan Documents are the legal, valid and binding joint and several obligations of Co-Borrowers, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity.

     6.5 NO BREACH. The execution by each Co-Borrower of this Agreement and the other Loan Documents to which it is a party shall not constitute a breach of any provision contained in such Co-Borrower's Articles of Incorporation or By-Laws, nor does the execution or performance thereof conflict with or contravene any provisions of, constitute an event of default under or require consent or approval under any agreement to which such Co-Borrower is now or hereafter becomes a party or by which it is subject, nor do such agreements violate any order, decree or judgment of any court or Public Authority having jurisdiction over such Co-Borrower.

     6.6 SUBSIDIARIES. KVI has no Subsidiaries except for the Co-Borrowers and Neslemur Co., a Delaware corporation, which is inactive. The Co-Borrowers have no Subsidiaries, except for Photo Album Specialties De Mexico, S.A. de C.V., which is a wholly-owned subsidiary of PAS.

     6.7 COMPLIANCE WITH LAWS. Co-Borrowers are in compliance in all respects with all applicable laws, rules and regulations of Public Authorities, including, but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment, payroll or social security taxes and employee benefit plans (as defined in Section 3(3) of ERISA) as required by ERISA, except for those laws, rules and regulations the violation of which would not have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Co-Borrowers.

     6.8 ACTIONS OR PROCEEDINGS. Except as set forth on SCHEDULE 6.8 hereto, there are no actions or proceedings pending by or against any Co-Borrower before any court or Public Authority and Co-Borrowers have no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving any Co-Borrower or any breaches by any Co-Borrower, or any other Person of any agreement to which any Co-Borrower is a party or by which a Co-Borrower is bound.

     6.9 FINANCIAL STATEMENTS. All financial statements relating to KVI and its Subsidiaries which have been or may hereafter be delivered by Co-Borrowers or the Guarantors to Lender present fairly the financial condition of KVI and its Subsidiaries and have been prepared on a consolidated basis in accordance with GAAP, subject to year-end adjustments and the absence of footnotes with respect to interim financial statements, and there has been no material adverse change in the consolidated financial condition of KVI and its Subsidiaries taken as a whole since the submission of such financial information to Lender.

     6.10 FINANCIAL PROJECTIONS. The financial projections in the form of EXHIBIT D (the "FINANCIAL PROJECTIONS") are prepared based on assumptions Co-Borrowers consider reasonable and present fairly Co-Borrowers' best estimate of the projected consolidated results of operations of KVI and its Subsidiaries for the period specified therein.

     6.11 CONDUCT OF BUSINESS. Except as contemplated hereby or as set forth in
          SCHEDULE 6.11 hereto, since December 31, 1994, neither any Co-Borrower nor any Guarantor has: (i) incurred any debts, obligations, or liabilities (absolute, accrued, or contingent and whether due or to become due) except current liabilities incurred in the ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the business or properties of KVI and its Subsidiaries taken as a whole; (ii) paid any obligation or liability other than current liabilities in the ordinary course of business, or discharged or satisfied any Liens other than those securing current liabilities, in each case in the ordinary course of business; (iii) subjected to any Lien any of the assets of any such Co-Borrower or such Guaran-tor (tangible or intangible) except the Lien of Senior Lender pursuant to the Senior Loan Agreement; (iv) sold, transferred or leased any assets except in the ordinary course of business; (v) suffered any uninsured physical damage, destruction or loss, materially and adversely affecting their respective properties or business; (vi) entered into any transaction other than in the usual and ordinary course of business and other than as contemplated hereby; (vii) agreed to do any of the foregoing other than as specifically provided for herein. There has been no material adverse change in the business, financial condition, operations or results of operations of KVI and its Subsidiaries taken as a whole since December 31, 1994.

     6.12 ENVIRONMENTAL LAWS. Co-Borrowers and all properties owned or operated by Co-Borrowers have complied during the time Co-Borrowers have operated its business, currently comply and at all times while this Agreement is in effect will comply with all Environmental
          Laws in all material respects and no Co-Borrower has received any communication (whether from a governmental authority, private party, employee or otherwise) that alleges that a Co-Borrower is not in such compliance, and to the best of Co-Borrowers' knowledge, there are no circumstances that may prevent or interfere with such compliance in the future or otherwise give rise to any liability or other loss under such Environmental Laws.

     6.13 PERMITS AND LICENSES. The Co-Borrowers and the Guarantors have been and are current and in good standing with respect to all material permits, certificates, licenses, inspections, consents, government approvals and franchises (collectively, the "LICENSES") necessary to continue to conduct their respective business and to own or lease and operate their respective properties as heretofore conducted, owned, leased or operated, including, without limitation, all Licenses related to Environmental Laws.

     6.14 ERISA. Neither any Co-Borrower, nor any Guarantor, nor any ERISA Affiliate of Co-Borrower or Guarantor, nor any Benefit Plan is in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC; no Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan, nor has any Benefit Plan been the subject of a waiver of the minimum funding standard under Section 412 of the IRC; nor has any Benefit Plan experienced an accumulated funding deficiency under Section 412 of the IRC; nor has any Lien been imposed upon any Co-Borrower, Guarantor or any ERISA Affiliate of Co-Borrowers under
          Section 412(n) of the

          IRC; nor has any Benefit Plan been amended in such a way that the security requirements of Section 401(a) (29) of the IRC apply; no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA, nor has any Benefit Plan been terminated under Section 4041(e) of ERISA; the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might constitute grounds under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; neither any Co-Borrower, nor any Guarantor nor any ERISA Affiliate of the Co-Borrowers or the Guarantors would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans; neither any Co-Borrowers, nor any Guarantor nor any ERISA Affiliate of the Co-Borrowers or the Guarantors maintain any employee welfare benefit plan, as defined in Section 3(l) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than as required by applicable law; and neither Co-Borrowers, nor any ERISA Affiliate of the Co-Borrowers or the Guarantors has incurred or expects to incur any withdrawal liability to any Multiemployer Plan.

     6.15 OTHER NAMES.

          (A) The business conducted by each of the Co-Borrowers has not been conducted under any corporate, trade or fictitious name other than the names of Co-Borrowers.

          (B) The business conducted by each of the Guarantors has not been conducted under any corporate, trade or fictitious name other than the name of the Guarantors.

     6.16 TAX OBLIGATIONS. Each of the Co-Borrowers and Guarantors have filed complete and correct federal, state and local tax reports and returns required to be filed by it, prepared in accordance with any applicable laws or regulations, and except for extensions duly obtained, has either duly paid all taxes, duties and charges owed by it, or made adequate provision for the payment thereof. There are no material unresolved questions or claims concerning any tax liability of Co-Borrowers or Guarantors. None of the transactions contemplated hereby or under any agreements referred to hereunder will result in any material tax liability for Co-Borrowers or Guarantors or result in any other material adverse tax consequence for Co-Borrowers or Guarantors.

     6.17 EMPLOYEE CONTROVERSIES. There are no strikes, work stoppages or controversies pending or, to the best of Co-Borrowers' knowledge after diligent inquiry and investigation, threatened, between Co-Borrowers, Guarantors and any of their respective employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the financial condition, results of operations or business of the Co-Borrowers or the Guarantors.

     6.18 FULL DISCLOSURE. This Agreement, the financial statements delivered in connection herewith, and the representations and warranties of Co-Borrowers herein and in any other document delivered or to be delivered by or on behalf of Co-Borrowers, and the representations and warranties of the Guarantors in their respective Guaranties do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. To the best knowledge of Co-Borrowers, after diligent inquiry and investigation, there is no material fact which Co-Borrowers have not disclosed to Lender in writing which materially and adversely affects or, so far as Co-Borrowers can foresee, could materially and adversely affect the assets, business, prospects, profits, or condition (financial or otherwise) of KVI and its Subsidiaries taken as a whole, the rights of Lender, the ability of Co-Borrowers to perform this Agreement and the Loan Documents or the ability of the Guarantors to perform the Guaranty.

     6.19 INTANGIBLE PROPERTY.

          (A) Co-Borrowers are the licensee or the sole and exclusive owner of all trade names, unregistered trademarks, and service marks, brand names, patents, copyrights, registered trademarks, and service marks, and all applications for any of the foregoing, and all permits, grants, and licenses or other rights with respect thereto, the absence of which would have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Co-Borrowers.

          (B) The License Agreement dated December 29, 1994 with Kodak is in full force and effect, Co-Borrowers are in full compliance therewith and neither any Co-Borrower nor any Guarantor has received written or oral notice from Kodak to the effect that such license is in default or may be terminated for any other reason. A true and complete copy of such License Agreement has been delivered to Lender.

          (C) Neither any Co-Borrower nor any Guarantor has been charged with any material infringement of any intangible property of the character described above or has been notified or advised of any claim of any other Person relating to any of such intangible property.

     6.20 MARGIN REGULATIONS. Co-Borrowers will not, directly or indirectly, use any of the proceeds of the Loan for the purpose, whether immediate, incidental, or ultimate, of maintaining, purchasing, or carrying any stock that is currently a "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended) or Regulation U of such Board (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action which would violate such Regulation G, Regulation U, Regulation T (12 C.F.R. 220, as amended), or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board. The Co-Borrowers do not own or intend to acquire any "margin stock" within the meaning of such Regulation G or such Regulation U.

     6.21 PROCEEDS OF FINANCING. The proceeds of the Loan hereunder shall be applied by the Co-Borrowers to partially repay the Senior Loan, to purchase equipment, and for working capital.

     6.22 SOLVENCY. Each of the Co-Borrowers and the Guarantors are Solvent prior to, and will be Solvent after giving effect to, the Loan, and the disbursement and application of the loan proceeds thereunder. No transfer of property is being made by the Co-Borrowers and no obligation is being incurred by the Co-Borrowers in connection with the transactions contemplated by the Loan Documents, with the intent to hinder, delay, or defraud either present or future creditors of the Company.

     6.23 PARTNERSHIP AND JOINT VENTURES. No Co-Borrower is a party to any partnership or joint venture.

     6.24 INVESTMENT COMPANY ACT. No Co-Borrower is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

7.   NEGATIVE COVENANTS

     Co-Borrowers shall not, and shall cause each of their Subsidiaries not to, do any of the following without Lender's prior written consent:

     7.1 SALE, TRANSFER OR ENCUMBRANCE OF COLLATERAL. Sell, offer to sell, assign, convey, lease or otherwise transfer or permit the transfer ("SELL OR TRANSFER") of any item of Collateral, unless such Collateral is simultaneously replaced with other equipment: (i) which is owned by a Co-Borrower; (ii) has a fair market value no less than the Collateral being replaced; and (iii) also constitutes "Collateral".

     7.2 LIENS. Grant or permit a Lien (other than Permitted Liens as defined below in this SECTION 7.2) on any of the Collateral. For purposes of this Agreement, "PERMITTED LIENS" means all of the following: (i) Liens in favor of Lender securing the Obligations, (ii) Liens securing the payment of taxes or other governmental charges not yet due and payable, and (iii) Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons imposed without action of such parties, PROVIDED that the payment thereof is not yet required.

     7.3 NAME OR IDENTITY CHANGE. Change its name, business structure, or identity, or add any new fictitious name or create any new Subsidiaries.

     7.4 GUARANTIES. Guarantee or otherwise become in any way liable with respect to the obligations of any Person except by endorsement of instruments or items of payments for deposit to its general account or which are transmitted or turned over to Lender.

     7.5 CHANGE IN BUSINESS. Enter into any business not related to its present business or make any change in its financial structure or in any of its business objectives, purposes, or operations which could adversely affect the ability of Co-Borrowers to repay the Obligations, the value of the Collateral or Lender's rights and remedies hereunder or the other Loan Documents.

     7.6 LOANS AND INVESTMENTS. Make any advance, loan, investment or material acquisition of assets other than (i) investments in short-term direct obligations of the United States government; (ii) investments in negotiable certificates of deposit issued by a bank satisfactory to Lender, payable to its order or to bearer; (iii) investments in commercial paper rated A-1 or P-1; (iv) Capital Expenditures permitted under SECTION 7.17; (v) the purchase of raw materials constituting inventory used or consumed in the ordinary course of business and the purchase of equipment not constituting Capital Expenditures used in the ordinary course of business; or (vi) the loans described in SECTION 7.9(c); or (vii) after the Loan described in SECTION 7.6(v) has been repaid, loans to KVI to enable KVI to pay its ordinary operating expenses; PROVIDED the aggregate amount of such loans in any calendar quarter, when added to Distributions during such calendar quarter pursuant to SECTION 7.13(ii) and reimbursements of expenses during such calendar quarter which are permitted under SECTION 7.9(f) shall not exceed Two Hundred Thousand Dollars ($200,000).

     7.7 INDEBTEDNESS. Incur or permit to exist Indebtedness other than: (i) the Senior Loan; (ii) the Loan; (iii) unsecured trade debt arising in the ordinary course of business; (iv) Indebtedness owed by one Co-Borrower to another Co-Borrower; and (v) Indebtedness owed to KVI in existence on the date of this Agreement and not in excess of $900,000;
          (vi) Indebtedness (if any) owed to KVI pursuant to that certain Subordinated Promissory Note dated April _, 1995 in the form of EXHIBIT J hereto. Payments with respect to the Indebtedness described in CLAUSE (v) above shall be limited to no more than Two Hundred Thousand Dollars ($200,000) per calendar quarter and shall be subject to a Guarantor Loan Subordination Agreement in the form of EXHIBIT K.

     7.8 KVI LOANS AND ADDITIONAL LOANS. Enter into any amendment or modification of, or waive, or consent to any waiver of, any of the provisions of, the documents in respect of the KVI Loans or the Additional Loans, without having obtained the prior written consent of the Lender. Make payments of principal or interest on any KVI Loans or Additional Loans (or permit payments on such KVI Loans or Additional Loans to be made by KVI), unless any such payment is made on a PARI PASSU basis with the Loan.

     7.9 AFFILIATE TRANSACTIONS. Except as provided in this Section 7.9, transfer any cash or property to any direct or indirect shareholder of or owner of or beneficial owner of any interest in KVI or any of its Subsidiaries or any of its other Affiliates or enter into any transaction, including, without limitation, the purchase, lease, sale or exchange of property or the rendering of any service to or by any direct or indirect shareholder of KVI or any of its Subsidiaries. Without limiting the foregoing, Co-Borrowers shall not, and shall cause each of their Subsidiaries not to, pay consulting or management fees to any shareholders of KVI or any of its Subsidiaries (or any Affiliates thereof). Notwithstanding the foregoing, the Co-Borrowers may (a) pay a salary and other compensation to H.P. Park and David W. Hardee to the extent not prohibited by SECTION 7.15; (b) pay reasonable and customary fees to directors of any of the Co-Borrowers who are not employees of any of the Co-Borrowers; (c) make loans or advances to employees or officers of any of the Co-Borrowers or any of their Subsidiaries for bona fide business purposes in the ordinary course of business not to exceed $50,000 in the aggregate at any one time outstanding; (d) make cash dividends to KVI to the extent not prohibited by SECTION 7.13; (e) purchase materials from a company controlled by Mr. H. P. Park to the extent disclosed in the Form 10-K filed by KVI with the Securities and Exchange Commission on or about April 17, 1995 and provided that the purchase price of such materials does not exceed the wholesale fair market value which Co-Borrowers would pay for such materials in an arms-length transaction or
          (f) after the loan described in SECTION 7.7(v) is repaid, reimburse KVI for expenses incurred by KVI on behalf of the Co-Borrowers.

     7.10 CONSOLIDATIONS, MERGERS. Merge or consolidate with any other Person or enter into any joint venture or become a partner in any partnership without the consent of Lender (which consent will not be unreasonably withheld).

     7.11 TRANSACTIONS NOT IN THE ORDINARY COURSE; LIQUIDATIONS. Enter into any transaction not in the usual course of its business or adopt or undertake a plan of liquidation or dissolution.

     7.12 SUSPENSION OF BUSINESS. Suspend or terminate the transaction of its business or abandon Collateral having a material value.

     7.13 DISTRIBUTIONS. Purchase, redeem or retire any stock or equity security in any Co-Borrower or any Guarantor, whether now or hereafter outstanding, or pay, directly or indirectly, any dividends or distributions to its shareholders (or Affiliates thereof) in the form of cash, stock or other securities, or other property other than:
          (i) stock dividends; (ii) to KVI for the purpose of enabling it to defray operating expenses incurred in the ordinary course of business consistent with past practice; PROVIDED that the amount of such Distributions in any calendar quarter when added to loans during such calendar quarter which are made pursuant to SECTION 7.6(vii) and reimbursements of expenses permitted under

          SECTION 7.9(f) shall not exceed Two Hundred Thousand Dollars ($200,000) and (iii) to KVI for the purpose of making payments of principal and interest on the KVI Loans or the Additional Loans, provided such payment is not prohibited by SECTION 7.8.

     7.14 ERISA. Adopt or agree to contribute to any tax qualified plan.

     7.15 MANAGEMENT COMPENSATION. Provide salary or other compensation to either H. P. Park or David W. Hardee which exceeds: (i) a base aggregate compensation (inclusive of fringe benefits not provided generally to Co-Borrowers' employees) for each such employee of One Hundred and Fifty Thousand Dollars ($150,000.00); plus (ii) if no Potential Default or Event of Default has occurred and is continuing, an annual bonus not to exceed, for each such employee, such Person's base compensation. In addition, the total amount of bonuses for all such employees (as a group) shall not exceed ten percent (10%) of the consolidated net income of KVI and its Subsidiaries.

     7.16 SUBSIDIARIES. Without the written consent of Lender, form or permit to exist any Subsidiaries other than the Subsidiaries existing on the Closing Date.

     7.17 MAXIMUM CAPITAL EXPENDITURES. Make or permit KVI or any of its Subsidiaries to make (on a consolidated basis) Capital Expenditures in excess of: (i) One Million Five Hundred Thousand Dollars ($1,500,000.00) in the 1995 calendar year; (ii) Five Hundred Thousand Dollars in each calendar year after 1995; and (iii) subject at all times to the limitations described in CLAUSES (i) AND (ii), aggregate Capital Expenditures (over the entire term of the Loan) of more than One Hundred Thousand Dollars in Mexico.

     7.18 AMENDMENTS TO OTHER DOCUMENTS. Enter into any amendment or modification of, or waive, or consent to any waiver of, any of the provisions of, the documents in respect of the Senior Loan, without having obtained the prior written consent of the Lender if the effect thereof would be to (a) increase the amount thereof (the consent of the Lender not to be unreasonably withheld in the case of this SECTION 7.18(a)); (b) shorten the date of payment of any installment of principal due with respect to the Senior Loan (or any refinancing Indebtedness in respect thereof); (c) cause the Senior Loan to be assumed by, guaranteed by, co-made by, or otherwise become the obligation of one or more Subsidiaries of the Co-Borrowers unless the Note also is assumed by, guaranteed by, co-made by, or otherwise becomes the obligation of one or more Subsidiaries of the Co-Borrowers; or (d) provide that the Co-Borrowers are specifically prohibited from making a payment in respect of this Agreement or the other Loan Documents that the Co-Borrowers are contractually obligated to make.

8.   AFFIRMATIVE COVENANTS - GENERAL

So long as any Obligations are outstanding, Co-Borrowers covenant and agree that they shall:

     8.1 TAXES. Pay in full all assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Co-Borrowers or KVI or any of their properties, before delinquency, except those assessments and taxes the validity of which is being contested in good faith by appropriate proceedings, and as to which Co-Borrowers or KVI shall have set aside adequate reserves (in accordance with GAAP).



     8.2 INSURANCE. At their expense, keep and maintain (or cause to be kept and maintained) the Collateral insured under "all risk" or equivalent types of policies against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar business for the full insurable value thereof as necessary to prevent application of any co-insurance provisions. Keep and maintain (or cause to be kept and maintained) business interruption insurance and public liability and property damage insurance relating to their ownership and use of their inventory and other assets. The public liability insurance shall be in an amount no less than $3,000,000 per occurrence and $5,000,000 in the aggregate. All such policies of insurance shall be issued by a company having a Best's rating at least equal to the rating applicable to the company that issued the insurance in place on the Closing Date and shall otherwise be satisfactory to Lender. Co-Borrowers shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Lender showing Lender as the loss payee with respect to the Collateral, with a waiver of warranties, and all proceeds payable thereunder shall be payable to Lender or used by Co-Borrowers to replace the item of Collateral as provided by SECTION 2.3(D). Any insurance proceeds received by Lender as the loss payee with respect to the Collateral shall, upon receipt by Lender, be applied on account of the Obligations owing to Lender. To secure the payment of the Obligations, Co-Borrowers hereby grant Lender a Lien in and to all such policies of insurance (except those of public liability) and the proceeds thereof, and Co-Borrowers shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Lender, as its interest may appear, subject to the terms of SECTION 2.3(D). Co-Borrowers hereby irrevocably appoint Lender (and each of Lender's officers, employees or agents designated by Lender) as Co-Borrowers' attorney for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of any of the Co-Borrowers on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Co-Borrowers shall not cancel any of such policies without Lender's prior written consent, unless such policy is replaced with a policy of insurance also meeting the requirements of this
          SECTION 8.2. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Co-Borrowers as required above, or by independent instruments furnished to Lender, that it will give Lender at least thirty (30) days' written notice before any such policy or policies of insurance are altered or cancelled, and that no act or default of Co-Borrowers, or any other Person, shall affect the right of Lender to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Lender, without waiving or releasing any Obligations or any Event of Default may, but shall have no obligation to, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Lender deems advisable. All sums so disbursed by Lender, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall constitute Out-of-Pocket Fees and Costs and shall be payable on demand.

     8.3 LITIGATION. Immediately notify Lender in writing of any suit in law or equity or administrative proceeding involving money or property, and seeking damages in excess of One Hundred Thousand Dollars (U.S. $100,000), or otherwise which may materially and adversely affect the consolidated operations, financial condition or business of KVI and its Subsidiaries, the Collateral or Lender's Lien against any of the Collateral.

     8.4 BOOKS AND RECORDS. At all times hereafter keep proper books of record and account in which full and true entries are made of all dealings or transactions with respect to or in relation to their business and affairs, and shall maintain a system of accounting, in accordance with generally accepted accounting practices with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the Collateral.

     8.5 COMPLIANCE WITH LAWS. Comply in all material respects with all federal, state, local and foreign laws, rules and regulations, including, but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment, payroll or social security taxes and employee benefit plans (as defined in Section 3(3) of ERISA) as required by ERISA.

     8.6 EXPENSE REIMBURSEMENTS. Within thirty (30) days of demand, reimburse Lender for all sums expended by Lender which constitute Out-of-Pocket Fees and Costs. Co-Borrowers hereby authorize and approve all advances and payments by Lender for items constituting Out-of-Pocket Fees and Costs. Lender may charge any or all of such amounts expended to Co-Borrowers, and such amounts shall be part of the Obligations and shall bear interest as provided herein.

     8.7 ERISA REPORTABLE EVENTS. Furnish to Lender: (a) as soon as possible, but in no event later than thirty (30) days after KVI or any of the Co-Borrowers knows or has reason to know that any Reportable Event with respect to any Benefit Plan has occurred, a statement of the Chief Financial Officer of KVI or such Co-Borrower setting forth the details concerning such Reportable Event and the action which KVI or such Co-Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, if a copy of such notice is available to KVI or such Co-Borrower; (b) promptly after the filing thereof with the Internal Revenue Service or the PBGC, copies of each annual report with respect to each Benefit Plan; (c) promptly after receipt thereof, a copy of any notice of any potential material liability, adverse determination letter, ruling or opinion KVI or any Co-Borrower may receive from the PBGC or the Internal Revenue Service with respect to any Benefit Plan; (d) when the same is made available to participants in a Benefit Plan, all notices of a significant reduction in the rate of benefit accrual or plan termination to the participants by the administrator of such Benefit Plan; and (e) promptly after receipt thereof, any notice from any Multiemployer Plan to which KVI, Co-Borrowers or any ERISA Affiliate contributes which quantifies any actual or potential withdrawal liability which will or may be imposed upon the withdraw-al of KVI, Co-Borrowers or any ERISA Affiliate from such Multiemployer Plan.


9.   AFFIRMATIVE COVENANTS - REPORTING

Co-Borrowers shall furnish or cause to be furnished to Lender the following:

     9.1  PERIOD, YEARLY AND OTHER.  Co-Borrowers shall cause to be furnished to
          Lender:

          (A) MONTHLY FINANCIAL STATEMENTS. As soon as practicable and in any event within thirty (30) days following the end of each month,
               (i) consolidated statements of income and statements of cash flow of KVI and its Subsidiaries for each such month and on a year-to-date basis, (ii) a consolidated balance sheet of KVI and its Subsidiaries as of the end of such month, (iii) a statement showing monthly and year-to-date performance to budget and (iv) with respect to such statements of income and balance sheet, in comparative form, figures for the corresponding periods in the preceding Fiscal Year, all in reasonable detail and certified by the Chief Financial Officer of KVI that such statements present fairly the consolidated financial condition of KVI and its Subsidiaries in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes, together with detailed computations of Co-Borrowers' compliance with the covenants set forth in this Agreement.

          (B) YEARLY FINANCIAL STATEMENTS. As soon as practicable and in any event within ninety (90) days of the end of each Fiscal Year, (i) consolidated statements of income of KVI and its Subsidiaries for such Fiscal Year, and a consolidated balance sheet of KVI and its Subsidiaries as of the end of such Fiscal Year, and (ii) statements of cash flow of KVI and its Subsidiaries for such Fiscal Year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year, such statements to be presented in accordance with KVI and its Subsidiaries' normal method of accounting for inventory, all in reasonable detail and in scope in accordance with audits performed for KVI and its Subsidiaries in prior Fiscal Years and examined and certified by independent certified public accountants of recognized national standing selected by KVI and its Subsidiaries, whose opinion shall be unqualified and shall be in scope in accordance with audits performed for KVI and its

               Subsidiaries in prior years, in form and substance satisfactory to Lender.

          (C) MANAGEMENT LETTERS. As soon as practicable and in any event within ten (10) days of delivery to any Co-Borrower or Guarantor, a copy of any letter issued by Co-Borrowers' or Guarantors' independent public accountants or other management consultants with respect to Co-Borrowers' or Guarantors' financial or accounting systems or controls, including all so-called "management letters".

          (D) BUDGET. Not less than thirty (30) days prior to the beginning of each of Co-Borrowers' Fiscal Years, the budget for such Fiscal Year of Co-Borrower and the Guarantor.

          (E) PUBLIC FILINGS. Promptly (and no later than fifteen (15) days after they are filed), copies of all reports or Form 10-K, 10-Q, 8-K and all other filings made by any of the Guarantors or the Co-Borrowers pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

          (F) EQUIPMENT LIST. As soon as practicable and in any event within ninety (90) days of the end of each Fiscal Year, an updated EXHIBIT B describing the equipment included in the Collateral.

          (G) OTHER INFORMATION. With reasonable promptness, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

          All financial statements delivered to Lender pursuant to the requirements of this SECTION 9.1 (except where otherwise expressly indicated) shall be prepared in accordance with GAAP as provided in this Agreement. Together with each delivery of financial statements required by this section, Co-Borrowers shall deliver to Lender an officer's certificate stating (1) whether there exists any Event of Default or Potential Default and if there is, specifying the nature thereof, the period of existence thereof and what action Co-Borrowers propose to take with respect thereto, (2) that no material adverse change in the condition, financial or otherwise, business or property of KVI and its Subsidiaries taken as a whole, since the previous certificate was sent to Lender by Co-Borrowers and if any such change has occurred, specifying the nature thereof and what action Co-Borrowers have taken or propose to take with respect thereto, (3) that all insurance premiums then due have been paid, (4) that all taxes then due have been paid or, for those taxes which have not been paid, a statement of the taxes not paid and a description of Co-Borrowers' rationale therefor, (5) that no litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened, and
          (6) whether or not Co-Borrowers are in compliance with the representations, warranties and covenants in this Agreement, including a calculation of financial covenants in the schedule attached to such officer's certificate in form satisfactory to Lender.

     9.2 NOTICE OF CERTAIN EVENTS. Co-Borrowers shall promptly notify Lender of any material adverse change in Co-Borrowers' financial condition and of any condition or event which constitutes a Potential Default or an Event of Default.

10.  AFFIRMATIVE COVENANTS - FINANCIAL

     10.1 TANGIBLE NET WORTH. KVI and its Subsidiaries (on a consolidated basis) shall maintain at all times a Tangible Net Worth in an amount of not less than One Million Five Hundred Thousand Dollars (U.S. $1,500,000). The minimum Tangible Net Worth provided for herein shall be increased, effective as of the close of each Fiscal
          Quarter (commencing with the Fiscal Quarter ending December 31,
          1995), by an amount equal to seventy-five percent (75%) of KVI and its Subsidiaries' consolidated net after tax profit (but not decreased for losses) for the Fiscal Quarter.

     10.2 DEBT SERVICE COVERAGE. KVI and its Subsidiaries (on a consolidated basis) shall maintain a Debt Service Coverage Ratio of not less than 1.50:1.00, measured on a four quarter rolling basis at the end of each Fiscal Quarter with the first measurement period ending September 30, 1995. Notwithstanding the foregoing, with respect to the Fiscal Quarters ending September 30, 1995, December 31, 1995, and March 31, 1996, the Debt Service Coverage Ratio will be based on the period commencing with the Fiscal Quarter ending June 30, 1995 through the Fiscal Quarter being measured.

     10.3 INTEREST COVERAGE RATIO. KVI and its Subsidiaries (on a consolidated basis) shall maintain an Interest Coverage Ratio of not less than the amounts specified below, measured on a four quarter rolling basis at the end of each Fiscal Quarter with the first measurement period ending September 30, 1995. Notwithstanding the foregoing, with respect to the Fiscal Quarters ending September 30, 1995, December 31, 1995, and March 31, 1996, the Interest Coverage Ratio will be based on the period commencing with the Fiscal Quarter ending June 30, 1995 through the Fiscal Quarter being measured.

                Period                           Interest Coverage Ratio
                ------                           -----------------------
          From September 30, 1995                       1.5:1.0
          through December 31, 1996

          From January 1, 1997 and                      2.0:1.0
          thereafter

     10.4 INDEBTEDNESS TO NET WORTH RATIO. KVI and its Subsidiaries (on a consolidated basis) shall maintain a ratio of Indebtedness to Net Worth of less than 3.00:1.00 measured at the end of each Fiscal Quarter with the first measurement period ending June 30, 1995.

     10.5 CURRENT RATIO. The ratio of Consolidated Current Assets to Consolidated Current Liabilities (excluding Indebtedness under "revolving" loans) shall not be less than 1.5:1.0.

     10.6 PROFITS. KVI and its Subsidiaries (on a consolidated basis) shall not have a loss, determined in accordance with GAAP, for any two (2) consecutive Fiscal Quarters.

11.  EVENTS OF DEFAULT

     Any one or more of the following shall constitute an Event of Default by Co-Borrowers under this Agreement:

     11.1 PAYMENT. If any Co-Borrower fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest, taxes, reimbursement of Out-of-Pocket Fees and Costs, or otherwise) and such failure continues for five (5) days. It is understood that if payments with respect to the Obligations are not permitted pursuant to the terms of the Subordination Agreement, a failure to make such payments shall nevertheless constitute an Event of Default hereunder.

     11.2 BREACH OF COVENANTS. If any Co-Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, or agreement contained in this Agreement, any other Loan Document, or any other present or future agreement between such Co-Borrower and Lender and/or evidencing and/or securing the Obligations (other than the Warrant Agreement, the Warrants, and the Co-Sale Agreement) and such failure continues for thirty (30) days after such Co-Borrower is notified of such default in writing by Lender. If any Co-Borrower fails or neglects to perform, keep or observe any material term, provision, condition, covenant, or agreement contained in the Warrant Agreement, the Warrants, or the Co-Sale Agreement and such failure continues for thirty (30) days after such Co-Borrower is notified of such default in writing by Lender.

     11.3 BREACH OF REPRESENTATION. If any representation, warranty, statement, report, or certificate made or delivered by any Co-Borrower, or any of its officers, employees or agents on behalf of such Co-Borrower, to Lender is false in any material respect when made.

     11.4 ATTACHMENT OR LEVY. If all or any assets of any Co-Borrower or KVI in excess of Fifty Thousand Dollars (U.S. $50,000) in aggregate fair market value are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee for the benefit of creditors unless, with respect to any such assets, such attachment, seizure, writ, warrant or levy shall be dismissed, released or stayed within ninety (90) days of issuance thereof.

     11.5 VOLUNTARY INSOLVENCY. If an Insolvency Proceeding is commenced by any Co-Borrower or KVI, provided that the total assets or revenues of such Co-Borrower constitute five percent (5%) or more of the consolidated total assets or revenues of KVI and its Subsidiaries as contained in the most recent financial statements delivered pursuant to SECTION 9.1(B).


     11.6 INVOLUNTARY INSOLVENCY. If an Insolvency Proceeding is commenced against any Co-Borrower or KVI, provided that the total assets or revenues of such Co-Borrower constitute five percent (5%) or more of the consolidated total assets or revenues of KVI and its Subsidiaries as contained in the most recent financial statements delivered pursuant to SECTION 9.1(B), except that if such Co-Borrower or KVI is contesting such Insolvency Proceeding in good faith, such Insolvency Proceeding shall not constitute an Event of Default unless it is not dismissed within sixty (60) days of its commencement.

     11.7 INJUNCTION. If any Co-Borrower or KVI is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such injunction is not stayed within a period of fifteen (15) days thereafter.

     11.8 GOVERNMENTAL LIEN. If a notice of Lien, levy or assessment in excess of One Hundred Thousand Dollars (U.S. $100,000), in the aggregate, is filed of record with respect to all or any assets of any Co-Borrower or KVI by the United States, or any department, agency or instrumentality thereof, or by any other Public Authority, or if any taxes or debts owing at any time hereafter to any one or more of such entities in excess of One Hundred Thousand Dollars (U.S. $100,000) in the aggregate, becomes a Lien, whether choate or otherwise, upon all or any assets of any Co-Borrower or KVI and the same is not paid on the payment date thereof or within any applicable grace period.

     11.9 JUDGMENT. If a judgment or other claim in excess of One Hundred Thousand Dollars (U.S. $100,000) becomes a Lien upon all or any assets of any Co-Borrower or KVI and such judgment is not stayed within a period of thirty (30) days thereafter.

     11.10 OTHER INDEBTEDNESS. If there is an event of default in any loan or lease agreement with respect to Indebtedness in excess of One Hundred Thousand Dollars (U.S. $100,000) to which any Co-Borrower or KVI is a party with another Person which will result (upon notice, passage of time, or both) in a right by such Person to accelerate the maturity of the Indebtedness (or to exercise any other right or remedy), whether or not such Person exercises any of its rights and remedies.

     11.11 ERISA REPORTABLE EVENT. If (a) (i) any Reportable Event which Lender determines constitutes grounds for the termination of any Benefit Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Benefit Plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Co-Borrowers by Lender, or any Benefit Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Benefit Plan, or the PBGC shall institute proceedings to terminate any Benefit Plan; and (ii) in case of any event described above in this SECTION 11.12, the aggregate amount of Co-Borrowers' liability under Sections 4062, 4063 or 4064 of ERISA shall exceed ten percent (10%) of the consolidated Tangible Net Worth of KVI and its Subsidiaries; or (b) there is a withdrawal from any Multiemployer Plan as a result of which the aggregate amount of Co-Borrowers and the Guarantors liability in relation thereto shall exceed ten percent (10%) of the consolidated Tangible Net Worth of KVI and its Subsidiaries.

     11.12 GUARANTIES. A Guarantor shall breach any of its covenants under its Guaranty or any of its representations and warranties in such Guaranty shall be incorrect in any material extent when made and, in the case of a breach of covenant, such breach shall continue for thirty (30) days after written notice from Lender to such Guarantor.

     11.13 WARRANTS. The American Stock Exchange fails within sixty (60) days of the Closing Date to accept unconditionally a listing application covering the Warrants issued to Lender, BW Capital Corporation, and Pacific Private Capital.

12.   LENDER'S RIGHTS AND REMEDIES

     12.1 RIGHTS AND REMEDIES GENERALLY. Upon the occurrence of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Co-Borrowers:

          (A) Declare all obligations, whether evidenced by this Agreement, the Note, or otherwise, immediately due and payable; PROVIDED, HOWEVER, that all Obligations shall be immediately due and payable without notice or demand upon an Event of Default under
               SECTION 11.6 or SECTION 11.7 hereof caused by an Insolvency Proceeding involving Co-Borrowers;

          (B) Without notice to or demand upon Co-Borrowers, make such payments and do such acts as Lender considers necessary or reasonable to protect its Lien in the Collateral. Co-Borrowers agree to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at such location as Lender may designate. Co-Borrowers authorize Lender to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien which in the opinion of Lender appears to be prior or superior to its Lien and to pay all expenses incurred in connection therewith;

          (C)  Enforce Lender's rights under the Loan Documents;

          (D) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

          (E) Sell some or all of the Collateral at either public or private sales, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Co-Borrowers' premises) as is commercially reasonable in the opinion of Lender. It is not necessary that the Collateral be present at any such sale;

          (F) Lender shall give notice of the disposition of the Collateral as follows:

               (1) Lender shall give Co-Borrowers and each holder of a Lien in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

               (2) The notice to Co-Borrowers shall be personally delivered or mailed, postage prepaid, as provided in SECTION 15, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to Persons other than Co-Borrowers claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender; and

               (3) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

          (G) Lender may bid in any way permitted by applicable law and purchase at any public sale;

          (H) Co-Borrowers shall pay all Out-of-Pocket Fees and Costs incurred in connection with Lender's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Lender; and/or

          (I) Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Co-Borrowers. Any excess will be returned, without interest and subject to the rights of third parties, to Co-Borrowers by Lender.

          Co-Borrowers agree that any notice of sale given in accordance with this SECTION 12.1 shall constitute reasonable notice to Co-Borrowers. Co-Borrowers further agree that any disposition of Collateral shall constitute a disposition by Lender made in good faith and in a commercially reasonable manner under the Code and other applicable law if it is done in accordance with this SECTION 12.1.

     12.2 RIGHTS CUMULATIVE. Lender's rights and remedies under this Agreement, all other Loan Documents and all other agreements with Co-Borrowers shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by it.


13.  TAXES AND EXPENSES REGARDING THE COLLATERAL

     If Co-Borrowers fail to pay promptly when due to any other Person monies which Co-Borrowers are required to pay by reason of any provision in this Agreement, Lender may, but need not, pay the same and charge Co-Borrowers' Loan Account therefor, and Co-Borrowers shall promptly reimburse Lender. All such sums shall become additional Obligations, shall bear interest at the Default Rate, and shall be secured by the Collateral. Any such payments made by Lender shall not constitute: (i) an agreement by Lender to make similar payments in the future, or (ii) a waiver by Lender of any Event of Default. Lender need not inquire as to, or contest the validity of, any such expense, tax or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing, and the receipt of any other notice with respect to all other such monies due hereunder shall be prima facia evidence that the same was validly due and owing.

14.  CERTAIN WAIVERS

     14.1 DEMAND, ETC. Co-Borrowers waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of nonpayment at maturity, notice of intent to accelerate, and notice of acceleration, notice prior to Lender's taking possession or control of any of the Collateral, or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession, the release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Co-Borrowers may in any way be liable, the benefit of all valuation, appraisement and exemption laws, and any right to require a marshalling of assets by Lender or to require that Lender first resort to some or any portion of any Collateral before sale, foreclosure or realization on any other portion thereof.

     14.2 RISK OF LOSS REGARDING COLLATERAL. Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause, including, without limitation, lost profits, incidental or consequential damages; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person whomsoever.

          All risk of loss, damage or destruction of the Collateral shall be borne by Co-Borrowers.


15.  NOTICES

     Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

     If to Co-Borrowers:                c/o Kleer-Vu Plastics Corporation
                                        921 West Artesia Blvd.
                                        Compton, CA  90220
                                        Attention: David W. Hardee
                                        Telecopier: (310) 604-1174

     with a copy to:                    Skadden, Arps, Slate, Meagher & Flom
                                        300 S. Grand Avenue, Suite 3400
                                        Los Angeles, CA 90071
                                        Attention: Jerome L. Coben
                                        Telecopier: (213) 687-5600

     If to Lender to:                   Pacific Mezzanine Fund
                                        88 Kearny Street, Suite 1850
                                        San Francisco, CA 94108
                                        Attention: David Woodward
                                        Telecopier No: (415) 781-1314

     with a copy to:                    Hosie, Wes, McLaughlin & Sacks
                                        One Sansome Street, 14th Floor
                                        San Francisco, California 94104
                                        Attention: Edward J. Wes, Esq.
                                        Telecopier: (415) 781-2525

     or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or
     (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail, and notice telecopied as provided in clause (iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iii) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; PROVIDED, HOWEVER, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless otherwise expressly set forth in such notice.

16.  CHOICE OF LAW AND VENUE

     This Agreement shall be deemed to have been made in the State of California and the validity of this Agreement, its construction, interpretation and enforcement, shall be determined under, governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the City and County of San Francisco, State of California, or, at the option of Lender, any court in which Lender determines that it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under the Loan Documents or otherwise or to exercise, preserve, protect or defend its Lien, and the priority thereof, against the Collateral. Each Co-Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief. Each Co-Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served by registered or certified mail to such Co-Borrower. Should any Co-Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order of judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this SECTION 16 shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.


17.  INDEMNITY

     Co-Borrowers shall indemnify, hold harmless and defend Lender, any Participant and their respective partners, directors, officers, agents, counsel and employees ("INDEMNIFIED PERSONS") from and against all losses, claims, damages, costs, expenses and liabilities, including without limitation, fees which may be asserted by brokers or other intermediaries and claims asserted by holders of Co-Borrowers' securities (collectively, "LOSSES"), whether such Losses arise or notice thereof is received by the Indemnified Person while the Loan is outstanding or after termination of this Agreement, incurred by any of them arising principally out of or relating to this Agreement or any other transaction contemplated hereby except for any such losses caused by the gross negligence or willful misconduct of such Indemnified Persons, and shall reimburse Lender and each other Indemnified Person for any expenses (includ-ing in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether Lender or Indemnified Person is a party thereto). Each Indemnified Person may select its own counsel with respect to any Losses and shall be indemnified therefor hereunder.

18.  PARTICIPATIONS

     Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; PROVIDED that (a) each such participation shall be in an amount of not less than $500,000, (b) the participant to whom such participation is sold shall not be a competitor of the Co-Borrowers or an affiliate of a competitor unless the Co-Borrowers shall have consented in writing, (c) Lender may participate-out no more than fifty percent (50%) of the amount of the Loan; and (d) any such sale or participation shall not affect the rights and duties of Lender to the Co-Borrowers.

19.  GENERAL PROVISIONS

     19.1 ACCEPTANCE. This Agreement shall be binding and deemed effective when executed by Co-Borrowers and accepted and executed by Lender.

     19.2 BINDING AGREEMENT. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Co-Borrowers may not assign this Agreement or any rights hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Co-Borrowers from their Obligations. Lender may assign this Agreement and its rights and duties hereunder, and Co-Borrowers shall execute and deliver such documents in connection with such assignment as Lender or such assignee may reasonably request. Lender reserves the right to sell, assign, transfer, negotiate or, subject to SECTION 18, grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Co-Borrowers or Co-Borrowers' business.

     19.3 SECTION HEADINGS. Section headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

     19.4 CONSTRUCTION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender on the basis that this Agreement was drafted by Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been negotiated and reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

     19.5 SEVERABILITY. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     19.6 ENTIRE AGREEMENT. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement. This Agreement may be amended only by a written agreement signed by duly authorized officers of Co-Borrowers and Lender.

     19.7 NO FIDUCIARY RELATIONSHIP, PARTNERSHIP OR JOINT VENTURE. No provision herein or in any of the other Loan Documents and no course of dealing between the parties hereto shall be deemed to create any fiduciary relationship between Lender and Co-Borrowers nor to create any partnership or joint venture between Lender and Co-Borrowers.

     19.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

     19.9 JOINT AND SEVERAL. Each Co-Borrower agrees that it is jointly and severally, directly, and primarily liable to the Lender for the payment and performance of the Obligations and that such liability is independent of the duties, obligations and liability of any other Co-Borrower. The Lender (subject to the provisions of this Agreement) may bring a separate action or actions against each Co-Borrower, whether or not action is brought against any other Co-Borrower, or any other Co-Borrowers is joined therein. Each Co-Borrower agrees that any release which may be given by the Lender (subject to the provisions of this Agreement) to any other Co-Borrower shall not release that Co-Borrower from its obligations hereunder or under any other Loan Document. Each Co-Borrower hereby waives any right to assert against any other Co-Borrower any defense (legal or equitable), set off, counterclaim, or claims which such Co-Borrower individually may now or any time hereafter have against any other Co-Borrower in any manner or way whatsoever. Any and all present future debts and other obligations of any Co-Borrower to any other Co-Borrower are hereby subordinated to the full payment and performance of the Loan; PROVIDED HOWEVER, such debt and other obligations may be incurred and repaid, subject to the terms of this Agreement, so long as no Event of Default shall have occurred and be continuing. Each Co-Borrower is presently informed as to the financial condition of each other Co-Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Loan.
          Each Co-Borrower hereby covenants that it will continue to keep itself informed as to the financial condition of each other Co-Borrower, the status of each other Co-Borrower, and of all circumstances which bear upon the risk of nonpayment. Each Co-Borrower hereby waives any and all rights it may have to require Lender to disclose to such Co-Borrower any information which Lender may now or hereafter acquire concerning the condition or circumstances of any other Co-Borrower.

20.  WAIVER OF JURY TRIAL.

     CO-BORROWERS AND LENDER ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. CO-BORROWERS AND LENDER EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER LENDER NOR CO-BORROWERS SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

          IN WITNESS WHEREOF, Co-Borrowers have executed and delivered this Agreement.

                                        KLEER-VU PLASTICS CORPORATION
                                        ("Co-Borrower")



                                        By: /s/ David W. Hardee
                                           ----------------------------
                                                  (Signature)

                                                  David W. Hardee
                                        -------------------------------
                                                  (Print Name)

                                        Title: Executive Vice President
                                               ------------------------
                                        Date:  April 21, 1995
                                               ------------------------

                                        PAS INDUSTRY, INC.
                                        ("Co-Borrower")


                                        By: /s/ David W. Hardee
                                           ---------------------------
                                                  (Signature)

                                                  David W. Hardee
                                        ------------------------------
                                                  (Print Name)

                                        Title: President
                                               -----------------------
                                        Date:    April 21, 1995
                                             -------------------------

                                        PROLINE STORAGE CORPORATION
                                        ("Co-Borrower")

                                        By: /s/ David W. Hardee
                                           ---------------------------
                                                  (Signature)

                                             David W. Hardee
                                         -----------------------------
                                                  (Print Name)

                                        Title: Executive Vice President
                                               ------------------------
                                        Date: April 21, 1995
                                              -------------------------


     ACCEPTED this 21st day of April, 1995, at Lender's place of business in the City of San Francisco, State of California.

                                        "Lender"

                                        PACIFIC MEZZANINE FUND, L.P.
                                        BY: PACIFIC PRIVATE CAPITAL,
                                             general partner


                                        By: /s/ David Woodward
                                            ------------------------
                                                  (Signature)

                                             David Woodward
                                         ---------------------------
                                                  (Print Name)

                                        Title:    G.P.
                                              ----------------------
                                        Date:     April 21, 1995
                                              ----------------------